UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2008

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 16, 2008, Calvin R. Stiller, M.D. resigned from the Board of Directors, effective immediately.  Dr. Stiller informed the Company that his resignation was for personal reasons and not as a result of any disagreement relating to the Company’s operations, policies or practices.

Dr. Stiller also informed the Company that he will be unavailable to serve as a director following the Company’s Annual Meeting of Stockholders, which is scheduled to be held on May 22, 2008.  Accordingly, Dr. Stiller’s name will not be presented for election at the Annual Meeting of Stockholders and the resulting vacancy on the Company’s Board of Directors will be filled by the Board at a future date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2008	NPS PHARMACEUTICALS, INC.

	By:	/s/ ANDREW RACKEAR
Andrew Rackear Senior Vice President, General Counsel and Secretary